POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints Matthew W. Shankle the undersigned's true and lawful attorney-in-fact to:

      (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Advance Display Technologies, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

      (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, which remain solely those of the undersigned.

      The undersigned shall indemnify, defend and hold harmless such attorney-in-fact to the fullest extent permitted by law from and against any and all expenses, costs, losses, claims, demands, damages or liabilities to which such attorney-in-fact may become subject as a result of, or arising from or in connection with the performance of any and every act and thing done in the exercise of any of the rights and powers herein granted, except in the event of the attorney-in-fact's bad faith or willful misconduct in such performance.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required by law to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Advance Display Technologies, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of November, 2003.

                                      /S/PAUL COLICHMAN
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                                          Signature

                                         PAUL COLICHMAN
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